RESIGNATION LETTER

January 12, 2016

To the Shareholders and Board of Directors of

Brilliant Acquisition, Inc.,

Gentlemen:

This letter serves as notice that as of the date hereof, I hereby resign from my position as Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer, of Brilliant Acquisition, Inc. (the “Corporation”). My resignation is not the result of any disagreement with the Corporation on any matter relating to its operation, policies (including accounting or financial policies) or practices.

Sincerely,

/s/ Thomas DeNunzio

Thomas DeNunzio